For period ending March 31, 2004

File number 811-7528
Exhibit 77I


As of December 17, 2003, Insured Municipal Income Fund Inc. began offering 600 Series E and 600 Series F of Auction Preferred Shares (APS Shares).

Further information regarding the new APS shares is incorporated herein by reference to the registrants registration statement on Form N-2/A filed with the SEC on December 15, 2003 (Accession
Number  0001047469-03-040604, SEC File No. 333-109487).